Exhibit 5.1

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Nordic American Tanker Shipping Limited LOM Building 27 Reid Street Hamilton HM 11 Bermuda	direct dial: Tel (441) 298 3563 Fax(441) 298 4135 your ref: appleby ref: MM/AL 100154.17

Ladies and Gentlemen,

Nordic American Tanker Shipping Limited – Registration Statement on Form F-3 Filing

We have acted as legal advisers as to matters of Bermuda law to Nordic American Tanker Shipping Limited, a company organized under the laws of the Islands of Bermuda (the “Company”) and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 (such registration statement as amended from time to time (the “Registration Statement”) of (i) senior debt securities and subordinated debt securities (collectively referred to as the “Debt Securities”), which may be issued pursuant to separate indentures, as amended or supplemented from time to time, between the Company and the trustee named in the applicable indenture; (ii) preferred shares in the Company (the “Preferred Stock”); and (iii) common shares in the Company, par value $0.01 per share (the “Common Stock”). The Debt Securities, Preferred Stock and Common Stock are hereafter referred to as the “Securities” and each a “Security”.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of persons signing the Documents;

(d)	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

(e)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

(f)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g)	that no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company; (ii) that no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given to petition to wind up the Company; and (ii) that no application to reorganise the affairs of the Company pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court;

(h)	that the Debt Securities, and any indentures or other agreements in connection therewith will effect and constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the jurisdiction by which they are expressed to be governed; and

(i)	that, when the Preferred Stock and Common Stock are issued, the issue price (in whatever form) would not be less than the par value of the Preferred Stock and Common Stock and the Company will have sufficient authorised but unissued share capital to effect the issue.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company with the sanction of a shareholders resolution and the establishment of such series of Preferred Stock and the number of such Preferred Stock to be issued, all in conformity with the Company’s Memorandum of Association and the Bye-Laws, upon the approval of the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such Preferred Stock is issued and delivered against payment therefor in accordance with the applicable agreement or upon conversion or exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such Preferred Stock will be validly issued, fully paid and non-assessable.

(2)	The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Memorandum of Association and Bye-Laws when issued and delivered against payment therefor in accordance with the applicable agreement or upon conversion or exchange of any Security that has been duly authorized, issued, paid for and delivered, will be validly issued, fully paid and non-assessable.

(3)

When the specific terms of a particular Debt Security have been duly authorized by the Board of Directors of the Company and established in accordance with the applicable indenture and such Debt Security has been duly executed, authenticated, issued for value and delivered in accordance with the applicable indenture, such Debt Security will be a binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and subject to general principles of equity, including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or other similar principles.

(4)	Subject as otherwise provided in this opinion, and except as provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the issuance of the Securities except that the Registration Statement and any other offering documents must be filed with the Registrar of Companies prior to or as soon as reasonably practicable after any Securities are offered to the public and must comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(c)	Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(d)

Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure

This opinion is addressed to you and may be relied upon by Seward and Kissel LLP to assist with their delivery of an opinion in connection with the issuance of the Securities and, save as referred to herein, is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.

Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the prospectus contained therein, without admitting that we are “experts” within the meaning of the Securities Act, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully

SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on (the “Company Search”);

2.	The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on in respect of the Company (the “Litigation Search”);

3.	Copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws for the Company (collectively referred to as the “Constitutional Documents”);

4.	Copy of the Unanimous Written Consent adopted by the Board of Directors of the Company dated (the “Resolutions”);

5.	A certified copy of the “Foreign Exchange Letter” issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company;

6.	A certified copy of the “Tax Assurance” issued by the Minister of Finance in relation to the Company;

7.	A Certificate of Compliance issued by the Registrar of Companies in respect of the Company; and

8.	An electronic copy of the Registration Statement.